EXHIBIT 16.1


[LOGO] KABANI & COMPANY, INC.
___________________________
      Certified Public Accountants
      6033 West Century Blvd., Suite 810, Los Angeles, CA 90045
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                                              Phone (310) 694-3590
                                              Fax   (310) 410-0371
                                              www.kabanico.com


December 4, 2006

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:  Film and Music Entertainment, Inc.
     File No. 0-51164

We have read the statements that we understand Film and Music Entertainment, Inc. will include under Item 4.01 of the Form 8-K/A report, dated December 4, 2006, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

/s/Kabani & Company, Inc.